EXHIBIT 10.2
[Letterhead of IndyMac Bank, F.S.B.]
July 1, 2006
Mr. James Mahoney
Chief Executive Officer
Financial Freedom Senior Funding Corporation
1 Banting
Irvine, California 92618
Amendment; Waiver of Tolling Period by IndyMac Bank, F.S.B.
Dear Jim:
     As you know, we have been discussing various alternatives with respect to Financial Freedom Senior Funding Corporation, 93.75% of the issued and outstanding shares of capital stock of which are owned by IndyMac Bank, F.S.B., and have decided to amend, at your request, that certain Stockholders Agreement (the “Stockholders Agreement”), effective as of the “Closing” under the IMB/LBB Stock Purchase Agreement (as defined therein), by and among Financial Freedom Senior Funding Corporation, a Delaware corporation (as successor by merger to Financial Freedom Holdings, Inc., “FFSFC”), you (“Mahoney” or “you”), and IndyMac Bank, F.S.B. (“IMB”), to waive any time period requirement restricting you from exercising your “Put Option.” Capitalized terms used herein without definition shall have the respective meanings assigned to them in the Stockholders Agreement.
     Accordingly, IMB and you hereby agree as follows:
     1. Amendment; Waiver of Tolling Period; Exercise of Put Option. IMB and Mahoney hereby amend Section 5 of the Stockholders Agreement prohibiting Mahoney from exercising the Put Option before the expiration of the Tolling Period by waiving the provisions thereof and, in connection therewith, Mahoney hereby exercises his right to sell, and IMB hereby agrees to purchase, all of the Mahoney Interests pursuant to Mahoney’s Put Option under Section 5 of the Stockholders Agreement. IMB and Mahoney agree that the purchase price for the Mahoney Interests shall be Forty Million and no/100 Dollars ($40,000,000.00) (the “Purchase Price”), and further agree that such Purchase Price was agreed upon mutually by the parties hereto based on the actual results of operations of FFSFC in the first quarter of 2006 and on your representations in Paragraph 2 of this letter agreement, and notwithstanding any other method of determination thereof provided for in the Stockholders Agreement.
     2. Net Operating Income for Second Fiscal Quarter. Mahoney represents that the net operating income of FFSFC, as determined in accordance with the Accounting Principles (as defined below), for the three month period ended June 30, 2006 was not less than $9 million (after tax). For purposes of this Paragraph 2 “Accounting Principles” means the accounting

Mr. James Mahoney
July 1, 2006

principles, estimating techniques, cost allocations (including, without limitation, internal allocation of overhead costs), assumptions and other accounting practices and procedures as have been applied by FFSFC on a consistent basis in the preparation of its financial statements for the prior four fiscal quarters; provided, however, that net operating income for the three month period ended June 30, 2006 shall (i) be determined in accordance with FASB 156 as in effect January 1, 2006 and (ii) not include any one-time, special or non-recurring charges against earnings, including, without limitation, the charge related to the Roseville sublease expense incurred in June 2006.
     3. Closing. The purchase of the Mahoney Interests shall occur at a closing (the “Closing”) at the offices of IMB, 888 East Walnut Street, Pasadena, California, at 9:30 a.m. (Pacific time) on Monday, July 3, 2006. At the Closing, against delivery to IMB of the certificates representing all of your shares of FFSFC (consisting of 62.5 shares of common stock of FFSFC and representing all of the Mahoney Interests), duly endorsed for transfer to IMB or accompanied by duly executed stock powers and with all stock transfer tax stamps, if required, affixed thereto, IMB shall deliver to you, by wire transfer of immediately available funds to an account specified by you, the Purchase Price. You must specify this account in writing to IMB at least one business day prior to the Closing.
     4. No Encumbrances. Mahoney hereby represents and warrants to IMB that the Mahoney Interests being conveyed to IMB at the Closing are owned by Mahoney free and clear of all liens, claims and encumbrances (other than restrictions on the transfer thereof imposed under the Securities Act of 1933, as amended), as evidenced, in part, by the acknowledgement executed by Kathleen T. Mahoney, which acknowledgement constitutes a part of this letter agreement.
     5. Mutual Representations and Warranties. IMB represents and warrants to Mahoney, and Mahoney represents and warrants to IMB, as of the date hereof and as of the date of the Closing, that:
     (a) It or he has all requisite power, authority and capacity to enter into and perform its or his obligations under this letter agreement.
     (b) It or he has duly authorized the execution and delivery of this letter agreement, and this letter agreement constitutes a binding obligation of it or him, enforceable against it or him in accordance with its terms.
     (c) The execution, delivery and performance of this letter agreement by it or him will not violate any agreement to which it or he is a party or any order of a governmental body.
     (d) In the case of Mahoney only, there are no agreements to which Mahoney is a party with respect to the voting or transfer of the capital stock of FFSFC or with respect to any other aspect of the affairs of FFSFC (including, without limitation, any arrangement Mahoney has with Kathleen T. Mahoney), other than the Stockholders Agreement and this letter agreement.

Mr. James Mahoney
July 1, 2006

     6. Disclaimer. The parties hereto acknowledge and agree that the Purchase Price was negotiated at arms’ length and that IMB has no present obligation to purchase the Mahoney Interests and Mahoney has no present obligation to sell the Mahoney Interests. IMB acknowledges and agrees that neither Mahoney nor any Person acting on his behalf is making any oral or written representations or warranties whatsoever, express or implied, with respect to FFSFC or its business, operations, assets, liabilities, affairs, condition (financial or otherwise) and prospects, except for the representations and warranties expressly set forth herein. IMB acknowledges that it is a sophisticated investor and that it has had an opportunity to ask such questions of Mahoney as IMB deemed relevant to the transactions contemplated hereby and to acquire such additional information about FFSFC and its business, operations, assets, liabilities, affairs and condition (financial or otherwise) and prospects as it has requested (and all such information has been received). In making its determination to allow you to exercise your Put Option early and proceed with the purchase of the Mahoney Interests as contemplated hereby (including, without limitation, the Purchase Price), IMB has reached its own independent decision to enter into the transactions contemplated hereby in reliance upon the results of its own due diligence and the representations and warranties of Mahoney expressly set forth herein.
     7. Confirmation of Restricted Period Covenant in Stockholders Agreement. Mahoney and IMB acknowledge that, except as amended hereby, the Stockholders Agreement remains in full force and effect and that certain provisions of the Stockholders Agreement survive the consummation of the transactions contemplated hereby (as provided or contemplated therein) and, in furtherance thereof and without limiting the generality thereof, Mahoney acknowledges and agrees that the provisions of Section 12 of the Stockholders Agreement shall survive the purchase by IMB of the Mahoney Interests as contemplated hereby and shall remain binding upon Mahoney during the Restricted Period in accordance with the terms of the Stockholders Agreement. The parties hereto further acknowledge and agree that the Restricted Period shall commence on the date of the Closing.
     8. Expenses. IMB shall pay and reimburse you for all of the reasonable fees and expenses of your professional advisors (including legal fees and expenses) incurred by you in connection with the transactions contemplated hereby and, prior to the date hereof, the proposed initial public offering of FFSFC; provided, that IMB shall not be obligated to pay and reimburse you under this paragraph 8 for any such expenses in excess of $100,000.
     9. Governing Law; Entire Agreement; Successors and Assigns, Etc. This letter agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws provisions thereof. Each of the parties hereto hereby submits to personal jurisdiction and waives any objection to venue in the State of California. Service of process on the parties hereto in any action arising out of or relating to this letter agreement shall be made pursuant to applicable law. The parties hereto hereby waive all right to trial by jury in any action or proceeding to enforce or defend any rights hereunder. This letter agreement, together with the Stockholders Agreement, constitute the

Mr. James Mahoney
July 1, 2006

entire agreement and understanding between IMB and Mahoney with respect to the subject matter hereof and supersedes all other prior agreements or understandings with respect to the subject matter hereof. No provision of this letter agreement may be amended, modified or supplemented without the written consent of IMB and Mahoney. No failure or delay on the part of a party in exercising any right, power or privilege hereunder, and no course of dealings between the parties, shall operate as a waiver thereof nor shall any single or partial exercise of a right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which a party may otherwise have. All of the terms and provisions hereof shall inure to the benefit of and be binding upon IMB and Mahoney and their respective successors and assigns (including Mahoney’s heirs and legatees).
     10. Severability and Reformation of Covenants. You acknowledge and agree that the restrictive covenants set forth herein, including in Paragraph 7 hereof (and, by virtue thereof, the covenants contained in Section 12 of the Stockholders Agreement), are reasonable and valid in time and scope and in all other respects. The covenants set forth in this letter agreement, including in Paragraph 7 hereof (and, by virtue thereof, the covenants contained in Section 12 of the Stockholders Agreement), shall be considered and construed as separate and independent covenants. Should any part or provision of this letter agreement, including, without limitation, any covenant (including in Paragraph 7 hereof (and, by virtue thereof, the covenants contained in Section 12 of the Stockholders Agreement)), be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this letter agreement (or the Stockholders Agreement). The parties hereto agree that it is their intention that the restrictive covenants set forth herein, including in Paragraph 7 hereof (and, by virtue thereof, the covenants contained in Section 12 of the Stockholders Agreement), be enforced in accordance with their terms to the maximum extent possible under applicable law. The parties hereto further agree that if any portion of the provisions of this letter agreement, including in Paragraph 7 hereof (and, by virtue thereof, the covenants contained in Section 12 of the Stockholders Agreement), is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, territory, definition of activities or definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of IMB and Mahoney in agreeing to the provisions of this letter agreement, including Paragraph 7 hereof (and, by virtue thereof, the covenants contained in Section 12 of the Stockholders Agreement), will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.
     11. Further Assurances. The parties hereto will do, execute, acknowledge and deliver all and every such further acts, transfers, amendments and assurances as may be required to carry out the intent or purposes of this letter agreement or to facilitate the performance of the terms of this letter agreement, including, without limitation, cooperating with each other in connection with any required regulatory or governmental filings or any filing with respect to any mortgage licensing laws applicable to the parties’ performance of the terms of this letter agreement.

Mr. James Mahoney
July 1, 2006

     If you are in agreement with the foregoing, please sign this letter agreement in the space provided below.

IndyMac Bank, F.S.B.
By:	/s/ Michael W. Perry
Michael W. Perry
Chief Executive Officer

Agreed to and accepted this 1st day of July, 2006 by:
/s/ James Mahoney
James Mahoney

     In consideration of the execution of the foregoing letter agreement by IMB and Mahoney, which, in part, facilitates the spousal arrangement between the undersigned and James Mahoney, the undersigned hereby acknowledges that she has read this letter agreement and the Stockholders Agreement and knows and understands the content hereof and thereof. The undersigned has the right to consult with counsel of her choosing in connection with this spousal consent and the letter agreement and she has had ample opportunity to do so. If the undersigned has not consulted with counsel in connection herewith, the undersigned has knowingly and willingly elected not to do so. The undersigned acknowledges and understands that this letter agreement conveys all of the Mahoney Interests, consisting of 62.5 shares of common stock of Financial Freedom Senior Funding Corporation to IndyMac Bank, F.S.B., including any interest she may have in such Mahoney Interests (marital or otherwise), including, without limitation, any interest equivalent to a spousal interest by virtue of her relationship with James Mahoney or other community or quasi-community property interest.
     The undersigned (i) consents to be bound by the terms and provisions of this letter agreement (to the extent the provisions of this letter agreement are applicable to the undersigned on account of her spousal relationship with James Mahoney), including, without limitation, with respect to the sale and transfer of the Mahoney Interests (it being understood that the undersigned is not bound by the provisions of Paragraph 7 hereof), (ii) agrees that the undersigned’s spouse or his designee shall have the sole and exclusive management power with respect to the transfer of the Mahoney Interests, (iii) agrees that the undersigned will not effect or attempt to effect any sale or other transfer of the Mahoney Interests, or of any interest therein, except pursuant to the terms of this letter agreement and (iv) agrees that the undersigned will not seek to challenge or set aside this transaction as a fraudulent conveyance or on any other ground.

Mr. James Mahoney
July 1, 2006

     The undersigned shall perform any further acts and execute and deliver any further documents or procure any court orders which may be reasonably necessary to carry out the provisions of this spousal consent and letter agreement (to the extent the provisions of this letter agreement are applicable to the undersigned on account of her spousal relationship with James Mahoney).

/s/ Kathleen T. Mahoney
Kathleen T. Mahoney
July 1, 2006